Exhibit 99.1

Gyre Therapeutics Reports Second Quarter 2026 and Year-to-Date Financial Results and Provides Business Update

Q2 2026 revenue of $29.1 million; GAAP basic EPS: $(0.12)

Full year 2026 revenue guidance of $100.5 to $111.0 million affirmed

NDA for F351 (hydronidone) for CHB-induced liver fibrosis accepted by China’s CDE in May 2026

SAN DIEGO, August 7, 2026 -- Gyre Therapeutics, Inc. (Gyre, Gyre Therapeutics or the Company) (Nasdaq: GYRE), an innovative, commercial-stage biopharmaceutical company with operations in the United States and China, today announced financial results for the second quarter ended June 30, 2026, and provided a business update.

Dr. Ying Luo, President and Chief Executive Officer of Gyre Therapeutics, commented, “I am very pleased with Gyre's progress over this last quarter, the highlights of which include the acquisition of Cullgen with its robust degrader pipeline and strong executive team, the NMPA acceptance of an NDA for F351 for CHB liver fibrosis, Gyre's second major product candidate after ETUARYTM, and increased sales from our Gyre Pharmaceuticals division, which demonstrates our commercialization capabilities.”

Second Quarter Business Highlights and Upcoming Milestones

Commercial Products:

ETUARYTM (pirfenidone), the Company's primary product approved in China for idiopathic pulmonary fibrosis (IPF), generated $28.0 million in sales for the quarter ended June 30, 2026, compared to $23.5 million for the same period in 2025. EtorelTM (nintedanib ethanesulfonate soft capsules), which was launched in June 2025 and is indicated for systemic sclerosis-associated interstitial lung disease (SSc-ILD) and progressive pulmonary fibrosis (PPF), generated $0.3 million in sales for the quarter ended June 30, 2026 compared to $1.6 million for the same period in 2025. ContivaTM (avatrombopag maleate tablets), launched in March 2025 and indicated for thrombocytopenia in adults with chronic liver disease and immune thrombocytopenic purpura, generated $0.9 million in sales for the quarter ended June 30, 2026, compared to $1.5 million for the same period in 2025.

Pipeline Development Updates

F351 (hydronidone):

In May 2026, Gyre announced that the Center for Drug Evaluation (CDE) of China’s National Medical Products Administration (NMPA) accepted its New Drug Application (NDA) for F351 (hydronidone) as a treatment for chronic hepatitis B (CHB)-induced liver fibrosis. The acceptance came after Gyre submitted the NDA through its majority-owned subsidiary Gyre Pharmaceuticals Co., Ltd. (Gyre Pharmaceuticals) following the priority review status for F351 granted by the NMPA in March.

Pirfenidone (ETUARYTM):

A Phase 3 trial of pirfenidone for the treatment of pneumoconiosis (PD) in the People's Republic of China (PRC) completed enrollment in 2025. A total of 272 patients were enrolled evaluating the efficacy and safety of 52 weeks of pirfenidone capsule treatment in patients with PD versus placebo. The final patient is expected to complete the study by the fourth quarter of 2026.

In April 2026, Gyre initiated its adaptive Phase 2/3 clinical trial in oncology-related pulmonary complications, with the first patient enrolled. The trial is evaluating pirfenidone for radiation-induced lung injury (RILI), including cases complicated by immune-related pneumonitis, at leading oncology centers.

Dr. Luo added, “Following the close of our acquisition of Cullgen, we gained a portfolio of targeted protein degraders and degrader-antibody conjugates, while also expanding our pipeline into cancer, inflammatory diseases, cancer pain and solid tumors. We now have a full-spectrum pipeline consisting of clinical and IND-enabling assets to address multiple therapeutic areas with a focus on fibrosis and inflammatory diseases, plus a next-generation TPD/DAC platform to complement our legacy, commercial-stage fibrosis platform. We believe the latter provides long-term upside, especially with our China-based innovation capabilities driving cost efficiencies for early-stage development.”

Cullgen Acquisition Closes in the Second Quarter of 2026

On May 4, 2026, Gyre Therapeutics acquired Cullgen Inc. (Cullgen) in an all-stock transaction valued at approximately $300 million and Cullgen became a wholly owned subsidiary of Gyre. Upon the closing of this transaction, Cullgen's former Chief Executive Officer (CEO), Dr. Ying Luo, was appointed President and CEO of Gyre and joined Gyre's Board. Additionally, Yue Xiong, former Chief Scientific Officer (CSO) of Cullgen, was appointed CSO of Gyre, Thomas Eastling, former Chief Financial Officer (CFO) of Cullgen, was appointed CFO of Gyre, and Ping Zhang was named Chairman. The combined company remains headquartered in San Diego with subsidiaries in Beijing and Shanghai, with roughly 740 employees, and numerous announced therapeutic programs spanning inflammation/pain and cancer.

The transaction has been accounted for as a transaction between entities under common control. Accordingly, the accompanying unaudited condensed consolidated financial statements have been retrospectively recast for all periods presented during which the Company and Cullgen were under common control to reflect the combined financial position and results of operations of the Company and Cullgen as if the common-control transfer had occurred at the beginning of the earliest period presented.

Updates on Programs in Development Following Cullgen Acquisition

CG001419 for cancer pain and solid tumors: Following the successful completion of a Phase 1 study in Australia of 78 healthy volunteers in December 2025, Gyre is now planning a Phase 2 study to further evaluate CG001419 in cancer-induced bone pain (CIBP) or other metastatic cancer pain syndromes.

CG001419 continues to separately be evaluated in a Phase 1 trial in China for the treatment of solid tumors.

CG009301 for AML: The second product candidate from Cullgen, CG009301, is a GSPT1 Degrader for acute myeloid leukemia (AML), a fast-growing cancer of the blood and bone marrow. This candidate continues to be studied in a Phase 1 dose-escalation trial being conducted in China in patients with high-risk hematologic malignancies.

Dual-degrader programs, next-generation TPDs: Gyre expects to submit Investigational New Drug (IND) applications in the United States and/or China in the first quarter of 2027 for two additional Cullgen degrader assets: CG923308, a CDK2-Cyclin E dual degrader for solid tumor indications, and CG620953, a TYK2-JAK1 dual degrader for autoimmune diseases.

DACs, next-generation ADCs: Additional candidates include degrader antibody conjugates (DACs), which are considered to be the next generation of antibody drug conjugates (ADCs), and which are in development to target both solid tumors and hematological malignancies by pairing distinct protein degraders with tumor-specific antibodies.

Financial Results

Cash Position

As of June 30, 2026, Gyre held $43.3 million in cash and cash equivalents, $14.1 million in short-term bank deposits, $17.5 million in short-term investment, and $28.4 million in long-term certificates of deposit, totaling $103.2 million. Compared to $116.1 million as of December 31, 2025, total cash decreased by $12.9 million, or 11%, primarily driven by a decrease in short-term investment of $10.6 million.

Financial Results for the Three Months Ended June 30, 2026

•
Revenues: Revenues for the three months ended June 30, 2026 were $29.1 million, compared to $29.7 million for the same period in 2025, representing a $0.6 million, or 2%, decrease. Gyre Pharmaceuticals revenue increased during the period, primarily driven by higher ETUARYTM sales volumes resulting from ETUARYTM focused marketing efforts, despite lower ContivaTM and EtorelTM product revenues earned following the implementation of China's national centralized procurement program. The increase was offset by a $3.0 million decrease in collaboration revenue from the Collaboration, Option, and License Agreement with Astellas Pharma Inc. (the Astellas Agreement) which ended in March 2026, resulting in an overall decrease in revenues of $0.6 million, or 2%, compared to the prior-year period.
•
Cost of Revenues: For the three months ended June 30, 2026, cost of revenues was $2.2 million, compared to $1.2 million for the same period in 2025. The $1.0 million, or 92%, increase was primarily driven by a $0.7 million increase in production costs associated with EtorelTM products, a $0.2 million increase in production costs for ETUARYTM, and a $0.1 million increase in stock-based compensation expense.
•
Selling and Marketing Expense: For the three months ended June 30, 2026, selling and marketing expense was $13.8 million, compared to $15.2 million for the same period in 2025. The $1.4 million, or 9%, decrease was primarily attributable to a $2.5 million decrease in promotional and conference expenses as certain promotional objectives were achieved in the first quarter of 2026, reducing spending in the second quarter, partially offset by a $0.6 million increase in stock-based compensation expenses, and a $0.5 million increase in personnel-related costs, primarily due to increased sales commissions resulting from higher sales volumes during the second quarter of 2026.
•
Research and Development Expense: For the three months ended June 30, 2026, research and development expense was $19.1 million, compared to $8.4 million for the same period in 2025. The $10.8 million, or 129%, increase was primarily related to a $4.7 million increase in external clinical research expenses, mainly attributable to the F351 Phase 3C experimental review expense; a $4.8 million increase for the milestone payment Gyre Pharmaceuticals owed to GNI Group Ltd. (GNI) related to China's NMPA acceptance of NDA for F351 as a treatment for CHB-induced liver fibrosis; a $0.7 million increase in pre-clinical expenses, and a $0.6 million increase in facilities, depreciation and other expenses.
•
General and Administrative Expense: For the three months ended June 30, 2026, general and administrative expense was $7.9 million, compared to $7.3 million for the same period in 2025. The $0.6 million, or 8%, increase was primarily driven by a $0.9 million increase in personnel costs related to the Company's internal restructuring, and a $0.2 million increase in miscellaneous expenses, partially offset by a $0.2 million decrease in stock-based compensation expenses and a $0.3 million decrease in professional fees.

•
Transaction Costs: For the three months ended June 30, 2026, $0.5 million in transaction costs were incurred in connection with the acquisition of Cullgen closed in early May 2026.
•
Loss from Operations: For the three months ended June 30, 2026, loss from operations was $14.4 million, compared to loss from operations of $2.2 million for the same period in 2025. The $12.1 million increase was primarily driven by an increase in total operating expenses including transaction costs, increased stock-based compensation, expanded marketing expenses for EtorelTM and ContivaTM, and Phase 3C and other clinical trial and pre-clinical activities.
•
Net (Loss) Income: For the three months ended June 30, 2026, net loss was $14.3 million, compared to net loss of $2.2 million for the same period in 2025. The $12.0 million increase in net loss was primarily driven by an increase in operating expenses of $11.5 million, a decrease in other income of $0.7 million, and a decrease in revenue of $0.6 million, partially offset by a decrease in income tax expense of $0.8 million.
•
Non-GAAP Adjusted Net Income: For the three months ended June 30, 2026, non-GAAP adjusted net loss was $12.2 million, compared to non-GAAP adjusted net loss of $0.6 million for the same period in 2025. The $11.6 million decrease was primarily driven by an increase in operating expenses of $10.3 million, a decrease in other income of $0.7 million, and a decrease in revenue of $0.6 million.

Financial Results for the Six Months Ended June 30, 2026

•
Revenues: Revenues for the six months ended June 30, 2026, were $53.5 million, compared to $60.3 million for the same period in 2025, resulting in a $6.8 million decrease. Revenue from Gyre Pharmaceuticals increased during the period, primarily driven by higher ETUARYTM sales volumes resulting from ETUARYTM focused marketing efforts, despite lower ContivaTM and EtorelTM product revenues following the implementation of China's national centralized procurement program. The overall increase in revenue from Gyre Pharmaceuticals was offset by a $9.6 million decrease in collaboration revenue under the Astellas Agreement which ended in March 2026.
•
Cost of Revenues: For the six months ended June 30, 2026, cost of revenues was $3.4 million, compared to $2.0 million for the same period in 2025. The $1.4 million increase was primarily driven by higher EtorelTM product costs of $1.1 million and increased stock-based compensation expense of $0.3 million.

•
Selling and Marketing Expense: For the six months ended June 30, 2026, selling and marketing expense was $27.9 million, compared to $26.0 million for the same period in 2025. The $1.9 million increase was primarily attributable to a $1.6 million increase in stock-based compensation expense, and a $0.4 million increase in promotional and conference expenses, partially offset by a $0.1 million decrease in travel and other expense.
•
Research and Development Expense: For the six months ended June 30, 2026, research and development expense was $30.6 million, compared to $16.4 million for the same period in 2025. The $14.2 million increase was primarily related to an $8.9 million increase in external clinical research expenses, mainly attributable to the F351 Phase 3C experimental review expense; a $0.4 million increase in personnel-related expenses including stock-based compensation expenses, a $4.8 million increase for the milestone payment Gyre Pharmaceuticals owed to GNI related to China's NMPA acceptance of NDA for F351 as a treatment for CHB-induced liver fibrosis; a $0.5 million increase in pre-clinical expenses, and a $0.4 million increase in materials and utilities expenses, partially offset by a $0.8 million decrease in facilities, depreciation and other expenses.
•
General and Administrative Expense: For the six months ended June 30, 2026, general and administrative expense was $18.0 million, compared to $15.4 million for the same period in 2025. The $2.6 million increase was primarily driven by a $2.7 million increase in personnel costs related to the Company's internal restructuring, a $0.9 million increase in miscellaneous expenses, a $0.6 million increase in stock-based compensation expenses, partially offset by a $1.6 million decrease in professional fees.
•
Transaction Costs: For the six months ended June 30, 2026, $3.8 million in transaction costs were incurred in connection with the termination of proposed merger between Cullgen and Pulmatrix, Inc. in February 2026 and $3.1 million were incurred related to the acquisition of Cullgen, which transaction closed in early May 2026, totaling $6.9 million.
•
(Loss) Income from Operations: For the six months ended June 30, 2026, loss from operations was $33.3 million, compared to $0.3 million income from operations for the same period in 2025. The $33.6 million decrease was primarily driven by an increase in total operating expense including transaction costs, increased stock-based compensation, expanded marketing expenses for EtorelTM and ContivaTM, and Phase 3C and other clinical trial and pre-clinical activities.

•
Net (Loss) Income: For the six months ended June 30, 2026, net loss was $32.8 million, compared to $2.7 million net income for the same period in 2025. The $35.6 million increase was primarily driven by an increase in operating expenses of $26.9 million, a decrease in other income of $3.1 million, and a decrease in revenue of $6.8 million, partially offset by a decrease in income tax expense of $1.2 million.
•
Non-GAAP Adjusted Net (Loss) Income: For the six months ended June 30, 2026, non-GAAP adjusted net loss was $21.1 million, compared to $3.7 million non-GAAP adjusted net income for the same period in 2025. The decrease was primarily driven by an increase in operating expenses of $17.2 million, a decrease in other income of $0.8 million, and a decrease in revenue of $6.8 million.

Use of Non-GAAP Financial Measures by Gyre Therapeutics, Inc.

Gyre reports financial results in accordance with accounting principles generally accepted in the United States (GAAP). This release presents the financial measure “adjusted net income,” which is not calculated in accordance with GAAP. The most directly comparable GAAP measure for this non-GAAP financial measure is “net income.” Adjusted net income presents Gyre’s results of operations after excluding gain from change in fair value of warrants, stock-based compensation, provision for income taxes, transaction costs and loss on disposal of assets, net. This is meant to supplement, and not substitute, Gyre’s financial information presented in accordance with GAAP. Adjusted net income as defined by Gyre may not be comparable to similar non-GAAP measures presented by other companies. Management believes that presenting adjusted net income provides investors with additional useful information in evaluating Gyre’s performance and valuation. See the reconciliation of adjusted net income to net income in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

About F351

F351 is Gyre’s lead development candidate for the treatment of liver fibrosis that is being developed for two different indications. It is a structurally modified derivative of pirfenidone designed to optimize metabolic properties while targeting the TGF-β1 signaling pathway, a key mediator of fibrogenesis. Gyre is developing F351 for two primary indications: CHB-associated liver fibrosis in the PRC and MASH-associated liver fibrosis initially in the United States.

In the United States, Gyre has completed a Phase 1 clinical trial in healthy volunteers evaluating F351’s safety, tolerability, and PK. Gyre is further analyzing China Phase 3 study results of F351, together with new pre-clinical results obtained to determine an optimal regulatory path for Phase 2 studies in MASH fibrosis.

About Gyre Pharmaceuticals

Gyre Pharmaceuticals Co., Ltd., a subsidiary of Gyre Therapeutics, Inc., is a commercial-stage biopharmaceutical company committed to the research, development, manufacturing and commercialization of innovative drugs for organ fibrosis. Its flagship product, ETUARY™ (pirfenidone capsule), was the first approved treatment for IPF in the PRC in 2011 and has maintained a prominent market share over the past several years. In addition, Gyre Pharmaceuticals' pipeline includes F351 (hydronidone), a structural analogue of pirfenidone, which demonstrated statistically significant fibrosis regression after 52 weeks of treatment in a pivotal Phase 3 clinical trial in CHB-associated liver fibrosis in the PRC. In May 2026, China’s National Medical Products Administration (NMPA) accepted Gyre Pharmaceuticals’ New Drug Application (NDA) for F351 as a treatment for CHB-induced liver fibrosis, which is liver damage resulting from the infection of the hepatitis B virus (HBV). F351 received Breakthrough Therapy designation by the CDE of the NMPA in March 2021. Gyre Pharmaceuticals is also developing treatments for PD, RILI with or without immune-related pneumonitis, chronic obstructive pulmonary disease (COPD), pulmonary arterial hypertension (PAH) and acute/acute-on-chronic liver failure (ALF/ACLF). As of June 30, 2026, Gyre Therapeutics owns a 69.7% equity interest in Gyre Pharmaceuticals.

About Gyre Therapeutics

Gyre Therapeutics is a commercial-stage biopharmaceutical company headquartered in San Diego, CA focused on the development and commercialization of small-molecule therapeutics with its most advanced programs addressing organ fibrosis and inflammatory diseases.

Gyre’s wholly-owned subsidiary, Cullgen Inc., is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted protein degrader and DAC therapies for critical conditions including cancer and inflammatory diseases. Cullgen has created a portfolio of highly selective targeted protein degrader and DAC product candidates designed to potently and efficiently eliminate therapeutically relevant proteins in patients.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, are forward-looking statements, including statements concerning: the development and commercial potential and potential benefits of F351; the timing and progression of commercial approval of F351; and the timing of Gyre’s IND application, and, if the IND becomes effective, initiation of a Phase 2 clinical trial for F351. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: unexpected costs, charges or expenses resulting from the acquisition; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition; the risk that the combined company may not be able to successfully integrate the businesses and realize the expected benefits of the acquisition in a timely manner or at all; the uncertainties associated with Gyre’s and Cullgen’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; risks related to the inability of the combined entity to obtain sufficient additional capital to continue to advance these product candidates and its pre-clinical programs; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and pre-clinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks associated with the possible failure to realize certain anticipated benefits of the acquisition, including with respect to future financial and operating results. Additional risks and factors are identified under “Risk Factors” in Gyre’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 13, 2026, and in other filings with the Securities and Exchange Commission.

Gyre expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Gyre Therapeutics, Inc.

Thomas Eastling, CFO
ir@gyretx.com

Investors

Chuck Padala
Managing Director, LifeSci Advisors
chuck@lifesciadvisors.com

Gyre Therapeutics, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025 (As Recast)	2026	2025 (As Recast)
Revenues	$29,105	$29,734	$53,535	$60,305
Operating expenses:
Cost of revenues	2,209	1,151	3,436	2,045
Selling and marketing	13,754	15,195	27,890	26,035
Research and development	14,300	8,351	25,781	16,442
Research and development-related parties	4,836	—	4,836	—
General and administrative	7,867	7,277	18,043	15,481
Transaction costs	502	—	6,886	—
Total operating expenses	43,468	31,974	86,872	60,003
(Loss) income from operations	(14,363)	(2,240)	(33,337)	302
Other (loss) income, net:
Interest income	740	941	1,483	1,797
Change in fair value of warrant liability	132	212	220	2,467
Other expense, net	(943)	(488)	(830)	(301)
(Loss) Income before income taxes	(14,434)	(1,575)	(32,464)	4,265
Benefit (provision) for income taxes	164	(662)	(385)	(1,563)
Net (loss) income	(14,270)	(2,237)	(32,849)	2,702
Accretion of Cullgen redeemable convertible preferred stock	(1,058)	(2,642)	(3,905)	(5,220)
Net loss attributable to noncontrolling interest	(3,665)	(2,835)	(11,945)	(2,644)
Net (loss) income attributable to common stockholders	$(11,663)	$(2,044)	$(24,809)	$126
Net (loss) income per share attributable to common stockholders:
Basic	$(0.12)	$(0.02)	$(0.26)	$0.00
Diluted	$(0.12)	$(0.03)	$(0.26)	$(0.03)
Weighted average shares used in calculating net income per share attributable to common stockholders:
Basic	100,637,599	89,119,344	96,003,117	87,295,099
Diluted	100,637,599	89,203,138	96,003,117	87,430,167

Gyre Therapeutics, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)	(As Recast)
Assets
Current assets:
Cash and cash equivalents	$43,287	$49,192
Short-term bank deposits	14,058	15,355
Short-term investment	17,451	28,085
Notes receivable	232	5,638
Accounts receivables, net	27,760	31,078
Other receivables from GNI	255	230
Inventories, net	11,428	10,171
Prepaid assets and other current assets	7,601	9,613
Total current assets	122,072	149,362
Property and equipment, net	27,284	27,549
Intangible assets, net	4,525	4,727
Long-term prepayments	302	112
Deferred tax assets	9,284	6,873
Long-term certificates of deposit	28,444	23,516
Other assets, noncurrent	7,344	7,624
Total assets	$199,255	$219,763
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,236	$1,335
Due to related parties	5,085	227
Accrued expenses and other current liabilities	18,810	18,161
Income tax payable	2,147	2,940
Operating lease liabilities, current	1,385	1,119
Total current liabilities	28,663	23,782
Operating lease liabilities, noncurrent	2,033	2,303
Deferred government grants	829	852
Warrant liability, noncurrent	2,741	2,961
Other noncurrent liabilities	70	1,506
Total liabilities	34,336	31,404
Commitments and Contingencies (Note 11)
Series B preferred stock, $0.001 par value, 5,000,000 shares authorized; 3,697,235 shares and zero shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	22,430	—
Redeemable convertible preferred stock, $0.001 par value, 5,000,000 shares authorized; zero shares and 2,601,826 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	15,784
Redeemable noncontrolling interests — Cullgen redeemable convertible preferred stock	—	113,030
Stockholders’ equity:
Common stock, $0.001 par value, 400,000,000 shares authorized; 106,033,763 shares and 91,314,007 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	106	91
Additional paid-in capital	240,644	172,819
Statutory reserve	3,648	3,098
Accumulated deficit	(137,962)	(112,603)
Accumulated other comprehensive income (loss)	1,492	(908)
Total Gyre stockholders’ equity	107,928	62,497
Noncontrolling interest	34,561	(2,952)
Total equity	142,489	59,545
Total liabilities, Series B preferred stock, redeemable convertible preferred stock, and stockholders’ equity	$199,255	$219,763

Gyre Therapeutics, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025 (As Recast)	2026	2025 (As Recast)
Net (loss) income	$(14,270)	$(2,237)	$(32,849)	$2,702
Gain from change in fair value of warrant liability (1)	(132)	(212)	(220)	(2,467)
Stock-based compensation	1,833	1,120	4,658	1,943
Provision for income taxes	(164)	662	385	1,563
Transaction costs (2)	502	—	6,886	—
Loss on disposal of assets, net (3)	2	(1)	18	(1)
Non-GAAP adjusted net (loss) income	$(12,229)	$(668)	$(21,122)	$3,740
(1)
Reflects adjustments for fair value of warrants based on the Black-Scholes option pricing model.
(2)
Reflects non-recurring expenses related to the transaction costs related to the merger with Cullgen Inc. and the proposed merger transaction between Cullgen Inc. and Pulmatrix, Inc. that was terminated in February 2026.
(3)
Reflects non-recurring losses from the disposal of assets that are not part of the Company’s ongoing operations.